                                                                    Exhibit 1(a)



         FORM OF INSTRUMENT OF RESIGNATION, APPOINTMENT AND ASSUMPTION


      WHEREAS, ING Investments, LLC (the "Sponsor") and State Street Bank and Trust Company (the "Trustee") are parties to that certain Indenture dated as of November 18, 1935, as amended and supplemented by Supplemental Indentures dated December 27, 1935 and January 22, 1936; a Statement dated May 10, 1937; Supplemental Indentures dated June 9, 1938, August 23, 1938, and February 28, 1941; an Agreement dated August 11, 1943 made by the Sponsor, and a Letter Agreement dated August 11, 1943 between the Sponsor and the Trustee; Supplemental Indentures dated May 22, 1958 and February 29, 1960; and Amendments dated February 23, 2004 and April 29, 2004;

      WHEREAS, the Indenture was further amended solely with regard to Series B of the Indenture by an Amended and Restated Trust Indenture dated November 14, 1989; and Amendments dated April 23, 1993, June 1, 1998, July 26, 2000, March 1, 2002, April 15, 2002 and April 29, 2004;

      WHEREAS, effective May 17, 2004 (the "Effective Date"), Trustee desires to resign as Trustee of the Trust since it no longer acts as custodian for the Trust; and

      WHEREAS, the Sponsor and Trustee have determined that it is in the best interests of the Holders of Certificates for the Trustee to resign as Trustee of the Trust since the Trustee no longer acts as custodian for the Trust.

      NOW, THEREFORE, be it resolved as follows, State Street Bank and Trust Company hereby resigns as Trustee of the Trust pursuant to Section 10.34 of the Indenture and Section 9.05 of the Amended and Restated Trust Indenture, and Sponsor hereby accepts such resignation and appoints The Bank of New York as the new Trustee as of the Effective Date.

      FURTHER RESOLVED, The Bank of New York hereby accepts such appointment and agrees to assume the rights, liabilities, obligations and responsibilities of the Trustee pursuant to the terms of the Indenture and the Amended and Restated Trust Indenture as of the Effective Date.

      IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers as of the Effective Date.

ING INVESTMENTS, LLC                        THE BANK OF NEW YORK




________________________________            By: _________________________
James M. Hennessy, President
                                            Title: ________________________

STATE STREET BANK AND
TRUST COMPANY

By: _________________________

Title: ______________________